SHAREHOLDER MEETING                                                Unaudited



On January 16, 2003, the initial shareholder meeting was held at which shareholders elected all of the nominated Trustees and approved proposal 2 as described in the Fund's proxy statement for the meeting. The initial meeting was adjourned until February 6, 2003 and again until February 14, 2003 with respect to proposals 3(a) through 3(j) and 4(a) through 4(d) in order to solicit additional votes. On February 14, 2003, shareholders approved the remaining proposals 3(a) through 3(j) and 4(a) through 4(d) as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast at the meetings:
--------------------------------------------------------------------------------
PROPOSAL NO. 1
1. The twelve* persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:


NOMINEE                 FOR                     WITHHELD                TOTAL
--------------------------------------------------------------------------------
Leon Levy*              7,126,500.122           381,196.246             7,507,696.368
Donald W.Spiro          7,167,179.378           340,516.990             7,507,696.368
John V.Murphy           7,157,893.952           349,802.416             7,507,696.368
Robert G. Galli         7,168,956.756           338,739.612             7,507,696.368
Phillip A.Griffiths     7,184,874.825           322,821.543             7,507,696.368
Benjamin Lipstein       7,149,231.268           358,465.100             7,507,696.368
Joel W.Motley           7,165,080.959           342,615.409             7,507,696.368
Elizabeth B.Moynihan    7,155,807.837           351,888.531             7,507,696.368
Kenneth A.Randall       7,163,078.743           344,617.625             7,507,696.368
Edward V. Regan         7,177,326.043           330,370.325             7,507,696.368
Russell S.Reynolds,Jr.  7,174,844.726           332,851.642             7,507,696.368
Clayton K.Yeutter       7,163,281.170           344,415.198             7,507,696.368


* Mr.Levy resigned from the Board of Trustees effective January 1, 2003. Therefore only the remaining eleven Trustees will serve on the Fund's board.


        FOR                   AGAINST           ABSTAIN         BROKER NON-VOTES        TOTAL
------------------------------------------------------------------------------------------------------
PROPOSAL NO.2
2.  Approval to change the Fund's diversification status from diversified to non-diversified:
        5,183,726.780           801,027.057     453,581.531     1,069,361.000           7,507,696.368
------------------------------------------------------------------------------------------------------
PROPOSAL NO.3(A) THROUGH 3(J)
3(A). Eliminate the fundamental investment policy with respect to purchasing securities on margin:
        5,081,761.148         1,389,508.116     431,877.296       485,864.000           7,389,010.560

3(B). Amend the Fund's fundamental investment policy with respect to investing in real estate:
        5,399,988.679         1,126,848.661     376,309.220       485,864.000           7,389,010.560

3(C). Amend the fundamental investment policy with respect to investing in commodities:
        5,333,585.687         1,137,541.812     432,019.061       485,864.000           7,389,010.560

3(D). Eliminate the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
        4,995,812.529         1,449,156.908     458,177.123       485,864.000           7,389,010.560

3(E). Eliminate the Fund's fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
        5,226,728.910         1,198,996.901     477,420.749       485,864.000           7,389,010.560

3(F). Eliminate the Fund's fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs:
        5,375,762.055         1,112,912.520     414,471.985       485,864.000           7,389,010.560

3(G). Replace the fundamental investment policy with respect to investing in other investment companies with a non-fundamental investment policy:
        5,102,911.908         1,361,516.613     438,718.039       485,864.000           7,389,010.560

3(H). Amend the Fund's fundamental investment policy with respect to borrowings:
        4,969,912.686         1,471,010.301     462,223.573       485,864.000           7,389,010.560

3(I). Eliminate the Fund's fundamental investment policy with respect to pledging assets:
        4,980,957.771         1,466,923.966     455,264.823       485,864.000           7,389,010.560

3(J). Amend the Fund's fundamental investment policy with respect to lending:
        5,046,840.886         1,408,055.805     448,249.869       485,864.000           7,389,010.560
--------------------------------------------------------------------------------
PROPOSAL NOS.4(A) THROUGH 4(D)
Approval authorizing the Fund's Trustees to adopt an Amended and Restated
Declaration of Trust:
4(A). Future amendments of the Declaration of Trust:
        5,239,554.991           995,638.657     667,952.912       485,864.000           7,389,010.560

4(B). Reorganization of the Trust or its series or class:
        5,233,054.254         1,011,072.691     659,019.615       485,864.000           7,389,010.560

4(C). Involuntary redemptions:
        5,069,150.589         1,178,659.425     655,336.546       485,864.000           7,389,010.560

4(D). Other changes under the new Declaration of Trust:
        5,180,667.841         1,035,332.027     687,146.692       485,864.000           7,389,010.560
